Exhibit 4.2

SCHEDULE A to articles of amendment

of

BIONIK LABORATORIES INC.
(the “Corporation”)

The articles of the Corporation are amended as follows:

1.	to create an unlimited number of shares of a class designated as Class 1 Common Shares;

2.	to create an unlimited number of shares of a class designated as Exchangeable Shares;

3.	to change the 15,894,412 issued and outstanding common shares of the Corporation on a 1 for 3.14576 basis into 50,000,000 issued and outstanding Exchangeable Shares of the Corporation;

4.	to provide that, after the exchange, 50,000,000 Exchangeable Shares in the capital of the Corporation in the aggregate will be issued and outstanding;

5.	to remove from the authorized capital of the Corporation the class of shares designated as common shares, no shares of which shall be issued and outstanding as a result of the exchange referred to in paragraph 3 above;

6.	to provide that, after giving effect to the foregoing, the authorized capital of the Corporation shall consist of an unlimited number of Class 1 Common Shares and an unlimited number of Exchangeable Shares;

7.	to remove the restrictions on share transfers in paragraph 1 of the Other Provisions set out in Article 7 of the articles of incorporation; and

8.	to provide that the rights, privileges, restrictions and conditions attaching to the Class 1 Common Shares and the Exchangeable Shares as a class, are as follows:

SECTION 1
CLASS 1 COMMON SHARES

1.	Voting

The holders of the Class 1 Common Shares shall be entitled to receive notice of and to attend at meetings of the shareholders and shall have one vote for each Class 1 Common Share held at all meetings of shareholders, except for meetings at which only holders of another specified class are entitled to vote separately as a class.

2.	Dividend Entitlement

The holders of the Class 1 Common Shares shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the directors of the Corporation out of moneys of the Corporation properly applicable to the payment of dividends, such non-cumulative dividends as the directors may from time to time declare. The Class 1 Common Shares may but need not participate equally as to dividends with any other class of shares in the capital of the Corporation and, for greater certainty, the directors may declare and pay dividends in any financial year on one or more classes of shares in the capital of the Corporation without declaring or paying any dividends on the Class 1 Common Shares of the Corporation.

3.	Priority on Liquidation Distribution

In the event of any Liquidation Distribution, subject to the prior rights of the holders of the Exchangeable Shares and any other class of shares ranking senior to the Class 1 Common Shares, the holders of the Class 1 Common Shares shall be entitled to receive the remaining property of the Corporation.

section 2
EXCHANGEABLE SHARES

1.	Interpretation

For the purposes of these share provisions:

“Acquireco” means Bionik Acquisition Inc., a corporation incorporated under the laws of Canada and its successors.

“Acquireco Call Notice” has the meaning ascribed thereto in Section 6(3) of these share provisions.

“Agency” means any domestic or foreign court, tribunal, federal, state, provincial or local government or governmental agency, department or authority or other regulatory authority (including the TSX, and National Securities Exchange) or administrative agency or commission (including the Securities Commissions and the SEC) or any elected or appointed public official.

“Agent” means any chartered bank or trust company in Canada selected by the Corporation for the purposes of holding some or all of the Liquidation Amount or Redemption Price in accordance with Section 5 or Section 7, respectively.

“Bionik US” means Bionik Laboratories Corp., a corporation existing under the laws of the State of Delaware, and its successors.

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“Bionik US Control Transaction” means:

(i)	any person (other than the Trustee under the Voting and Exchange Trust Agreement or the holders of the Exchangeable Shares upon exchange thereof into Bionik US Shares) acquires directly or indirectly any voting security or securities of Bionik US and immediately after such acquisition, the acquirer, together with its affiliates and joint actors and their respective affiliates, beneficially own or control voting securities representing more than 50 per cent of the total voting power of all the then outstanding voting securities of Bionik US;

(ii)	the shareholders of Bionik US shall approve a merger, scheme of arrangements, consolidation, recapitalization or reorganization of Bionik US (other than any such transaction which would result in the holders of outstanding voting securities of Bionik US immediately prior to such transaction having at least 50.1% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction, with the voting power of each such continuing holders relative to such other continuing holders being not altered substantially in the transaction; or

(iii)	the shareholders of Bionik US shall approve a complete liquidation of Bionik US or an agreement for the sale of all or substantially all of the assets (on a consolidated basis) of Bionik US.

“Bionik US Dividend Declaration Date” means the date on which the board of directors of Bionik US declares any dividend or other distribution on the Bionik US Shares that would require a corresponding payment to be made in respect of the Exchangeable Shares.

“Bionik US Shares” means the common stock, par value US$0.001 per share, of Bionik US.

“Board of Directors” means the board of directors of the Corporation.

“business day” means any day other than a Saturday, Sunday, a public holiday or a day on which commercial banks are not open for business in Toronto, Ontario or New York, New York under applicable law.

“Canadian Dollar Equivalent” means in respect of an amount expressed in a currency other than Canadian dollars (the “Foreign Currency Amount”) at any date the product obtained by multiplying:

(a)	the Foreign Currency Amount; by

(b)	the noon spot exchange rate on the business day immediately preceding such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on the business day immediately preceding such date for such foreign currency expressed in Canadian dollars as may be mutually agreed upon by Bionik US and the Corporation to be appropriate for such purpose, which determination shall be conclusive and binding.

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“CBCA” means the Canada Business Corporations Act, as amended.

“Change of Law” means any amendment to the ITA and other applicable provincial income tax laws that permits holders of Exchangeable Shares who are resident in Canada, hold the Exchangeable Shares as capital property and deal at arm's length with Bionik US and the Corporation (all for the purposes of the ITA and other applicable provincial income tax laws) to exchange their Exchangeable Shares for Bionik US Shares on a basis that will not require such holders to recognize any gain or loss or any actual or deemed dividend in respect of such exchange for the purposes of the ITA or applicable provincial income tax laws.

“Change of Law Call Date” has the meaning ascribed thereto in Section 9(2) of these share provisions.

“Change of Law Call Purchase Price” has the meaning ascribed thereto in Section 9(1) of these share provisions.

“Change of Law Call Right” has the meaning ascribed thereto in Section 9(1) of these share provisions.

“CLC Purchaser” has the meaning ascribed thereto in Section 9(2) of these share provisions.

“Common Shares” means the Class 1 common shares in the capital of the Corporation.

“Corporation” means Bionik Laboratories Inc.

“Current Market Price” means, in respect of a Bionik US Share on any date, the quotient obtained by dividing (a) the aggregate of the Daily Value of Trades for each day during the period of 20 consecutive trading days ending three trading days before such date; by (b) the aggregate volume of Bionik US Shares used to calculate such Daily Value of Trades; provided that if no Bionik US Share has traded in such 20 trading day period, the Current Market Price shall be determined by the board of directors of Bionik US in good faith and such determination shall, absent manifest error, be conclusive and binding.

“Daily Value of Trades” means, in respect of the Bionik US Shares on any trading day, the product of (a) the volume weighted average price of Bionik US Shares on a National Securities Exchange (or, if the Bionik US Shares are not listed on a National Securities Exchange, the Canadian Dollar Equivalent of the volume weighted average price of Bionik US Shares on such other stock exchange, automated quotation system or the OTCBB on which the Bionik US Shares are listed, quoted or posted, as the case may be, as may be selected by the board of directors of Bionik US for such purpose) on such date, as determined by Bloomberg L.P. or other reputable, third party information source selected by the board of directors of Bionik US in good faith; and (b) the aggregate volume of Bionik US Shares traded on such day on a National Securities Exchange or such other stock exchange, automated quotation system or the OTCBB and used to calculate such volume weighted average price; provided that any such selections by the board of directors of Bionik US shall be conclusive and binding.

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“Director” means the Director appointed pursuant to Section 260 of the CBCA.

“Dividend Amount” means an amount equal to all declared and unpaid dividends on an Exchangeable Share held by a holder on any dividend record date which occurred prior to the date of purchase, redemption or other acquisition of such share by the Corporation, Acquireco or Bionik US from such holder pursuant to Section 5, Section 6, Section 7 or Section 9.

“Exchangeable Shares” means the non-voting, exchangeable shares in the capital of the Corporation, having the rights, privileges, restrictions and conditions set forth herein.

“Exchangeable Share Voting Event” means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation, other than an Exempt Exchangeable Share Voting Event.

“Exempt Exchangeable Share Voting Event” means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation in order to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the Exchangeable Shares, where the approval or disapproval, as applicable, of such change would be required to maintain the economic equivalence of the Exchangeable Shares and the Bionik US Shares.

“holder” means, when used with reference to the Exchangeable Shares, a holder of Exchangeable Shares shown from time to time in the register maintained by or on behalf of the Corporation in respect of the Exchangeable Shares.

“including” means including without limitation and “includes” means includes without limitation.

“ITA” means the Income Tax Act (Canada) and the regulations thereto as amended from time to time.

“Lien” means any encumbrance of any kind or nature whatsoever and howsoever arising (registered or unregistered) and includes a lien, security interest, hypothec, pledge, hypothecation, charge, trust or deemed trust or claim;

“Liquidation Amount” has the meaning ascribed thereto in Section 5(1) of these share provisions.

“Liquidation Call Purchase Price” has the meaning ascribed thereto in Section 5(4) of these share provisions.

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“Liquidation Call Right” has the meaning ascribed thereto in Section 5(4) of these share provisions.

“Liquidation Date” has the meaning ascribed thereto in Section 5(1) of these share provisions.

“Liquidation Purchaser” has the meaning ascribed thereto in Section 5(5) of these share provisions.

“National Securities Exchange” means The New York Stock Exchange, NYSE MKT, NASDAQ Stock Market and/or any other securities exchange that has registered with the SEC under Section 6 of the United States Securities Exchange Act of 1934.

“OTCBB” means any of (a) the Over The Counter Bulletin Board quotation medium or (b) any other over-the-counter market, trading platform or automated quotation system, in any case for subscribing members of equity securities of SEC reporting issuers.

“person” includes any individual, firm, partnership, limited partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Agency, syndicate or other entity, whether or not having legal status.

“Purchase Price” has the meaning ascribed thereto in Section 6(3) of these share provisions.

“RCR Purchaser” has the meaning ascribed thereto in Section 6(3) of these share provisions.

“Redemption Call Purchase Price” has the meaning ascribed thereto in Section 7(4) of these share provisions.

“Redemption Call Right” has the meaning ascribed thereto in Section 7(4) of these share provisions.

“Redemption Purchaser” has the meaning ascribed thereto in Section 7(5) of these share provisions.

“Redemption Date” means the date, if any, established by the Board of Directors for the redemption by the Corporation of all but not less than all of the outstanding Exchangeable Shares pursuant to Section 7 of these share provisions, which date shall be no earlier than the tenth anniversary of the date on which Exchangeable Shares first are issued, unless:

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(a)	there are fewer than 5,000,000 Exchangeable Shares outstanding (other than Exchangeable Shares held by Bionik US and its subsidiaries, and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in which case the Board of Directors may accelerate such redemption date to such date prior to the tenth anniversary of the date on which Exchangeable Shares first are issued as they may determine, upon at least sixty (60) days’ prior written notice to the holders of the Exchangeable Shares and the Trustee;

(b)	a Bionik US Control Transaction occurs, in which case, provided that the Board of Directors determines, in good faith and in its sole discretion, that the Bionik US Control Transaction is not for the primary purpose of causing the occurrence of a Redemption Date and that it is not reasonably practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such Bionik US Control Transaction and that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such Bionik US Control Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date prior to the tenth anniversary of the date on which Exchangeable Shares first are issued as it may determine, upon such number of days’ prior written notice to the holders of the Exchangeable Shares and the Trustee as the Board of Directors may determine to be reasonably practicable in such circumstances;

(c)	an Exchangeable Share Voting Event is proposed and (i) the holders of the Exchangeable Shares fail to take the necessary action, at a meeting or other vote of holders of Exchangeable Shares, to approve or disapprove, as applicable, the Exchangeable Share Voting Event or the holders of the Exchangeable Shares do take the necessary action but, in connection therewith, the holders of more than ten percent (10%) of the outstanding Exchangeable Shares (other than those held by Bionik US and its subsidiaries) exercise rights of dissent under the CBCA, and (ii) the Board of Directors determines in good faith and in its sole discretion that it is not reasonably practicable to accomplish the business purpose (which business purpose must be bona fide and not for the primary purpose of causing the occurrence of the Redemption Date) intended by the Exchangeable Share Voting Event in a commercially reasonable manner that does not result in an Exchangeable Share Voting Event, in which case the Redemption Date shall be the business day following the day on which the later of the events described in (i) and (ii) above occur and the Board of Directors shall give such number of days’ prior written notice of such redemption to the holders of the Exchangeable Shares and the Trustee as the Board of Directors may determine to be reasonably practicable in the circumstances; or

(d)	an Exempt Exchangeable Share Voting Event is proposed and holders of the Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares to approve or disapprove, as applicable, the Exempt Exchangeable Share Voting Event in which case the Redemption Date shall be the business day following the day on which the holders of the Exchangeable Shares failed to take such action,

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provided, however, that the accidental failure or omission to give any notice of redemption under clauses (a), (b), (c) or (d) above to any of the holders of Exchangeable Shares shall not affect the validity of any such redemption.

“Redemption Price” has the meaning ascribed thereto in Section 7(1) of these share provisions.

“Retracted Shares” has the meaning ascribed thereto in Section 6(1)(a) of these share provisions.

“Retraction Call Right” has the meaning ascribed thereto in Section 6(1)(c) of these share provisions.

“Retraction Date” has the meaning ascribed thereto in Section 6(1)(b) of these share provisions.

“Retraction Price” has the meaning ascribed thereto in Section 6(1) of these share provisions.

“Retraction Request” has the meaning ascribed thereto in Section 6(1) of these share provisions.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act (Ontario) and the rules, regulations and policies made thereunder, as amended.

“Support Agreement” means the agreement made between Bionik US, Acquireco and the Corporation dated February 26, 2015.

“Transfer Agent” means Computershare Trust Company of Canada, the Secretary of the Corporation or such other person as may from time to time be appointed by the Corporation as the registrar and transfer agent for the Exchangeable Shares.

“Trustee” means the trustee chosen by Bionik US and the Corporation to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada or any Province thereof and authorized to carry on the business of a trust company in all the provinces of Canada or such other person agreed to by Bionik US and the Corporation, and any successor trustee appointed under the Voting and Exchange Trust Agreement.

“Unit Offering” means the private placement offering of a minimum of 7,500,000 units and a maximum of 16,000,000 units (each unit consisting of 1 share of common stock of Bionik US and 1 warrant to purchase 1 share of common stock of Bionik US) and “reverse take-over” (or similar transaction) of Bionik US by the shareholders of the Corporation as contemplated in the confidential private placement memorandum of the Corporation dated September 10, 2014, as supplemented by that Supplement No. 1 dated January 16, 2015 as the same may be amended, restated and/or supplemented from time to time.

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“Voting and Exchange Trust Agreement” means an agreement to be made among Bionik US, the Corporation and the Trustee dated February 26, 2015.

2.	Ranking of Exchangeable Shares

The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares with respect to the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

3.	Dividends

(1)	A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Bionik US Dividend Declaration Date, declare a dividend on each Exchangeable Share:

(a)	in the case of a cash dividend declared on the Bionik US Shares, in an amount in cash for each Exchangeable Share in U.S. dollars, or the Canadian Dollar Equivalent thereof on the Bionik US Dividend Declaration Date equal to the cash dividend declared on each Bionik US Share;

(b)	in the case of a stock dividend declared on the Bionik US Shares to be paid in Bionik US Shares, by the issue or transfer by the Corporation of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Bionik US Shares to be paid on each Bionik US Share unless in lieu of such stock dividend the Corporation elects to effect a corresponding and contemporaneous and economically equivalent (as determined by the Board of Directors in accordance with Section 3(5) hereof) subdivision of the outstanding Exchangeable Shares; or

(c)	in the case of a dividend declared on the Bionik US Shares in property other than cash or Bionik US Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent (to be determined by the Board of Directors as contemplated by Section 3(5) hereof) to the type and amount of property declared as a dividend on each Bionik US Share.

Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation, as applicable. The holders of Exchangeable Shares shall not be entitled to any dividends other than or in excess of the dividends referred to in this Section 3(1).

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(2)	Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by Section 3(1)(a) hereof and the sending of such cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Written evidence of the book entry issuance or transfer to the registered holder of Exchangeable Shares shall be delivered in respect of any stock dividends contemplated by Section 3(1)(b) hereof and the sending of such written evidence to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by Section 3(1)(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation’s bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

(3)	The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3(1) hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Bionik US Shares. The record date for the determination of the holders of Exchangeable Shares entitled to receive Exchangeable Shares in connection with any subdivision, redivision or change of the Exchangeable Shares under Section 3(1)(b) hereof and the effective date of such subdivision shall be the same dates as the record and payment date, respectively, for the corresponding stock dividend declared on the Bionik US Shares.

(4)	If on any payment date for any dividends declared on the Exchangeable Shares under Section 3(1) hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

(5)	The Board of Directors shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of these share provisions, including Section 3(1) hereof, and each such determination shall be conclusive and binding on the Corporation and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

(a)	in the case of any stock dividend or other distribution payable in Bionik US Shares, the number of such shares issued in proportion to the number of Bionik US Shares previously outstanding;

(b)	in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Bionik US Shares (or securities exchangeable for or convertible into or carrying rights to acquire Bionik US Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price;

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(c)	in the case of the issuance or distribution of any other form of property (including any shares or securities of Bionik US of any class other than Bionik US Shares, any rights, options or warrants other than those referred to in Section 3(5)(b) hereof, any evidences of indebtedness of Bionik US or any assets of Bionik US), the relationship between the fair market value (as determined by the Board of Directors in the manner contemplated in clause (b) above) of such property to be issued or distributed with respect to each outstanding Bionik US Share and the Current Market Price of a Bionik US Share; and

(d)	in all such cases, the general Canadian taxation consequences of the relevant event to Canadian resident holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Bionik US Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing withholding taxes and marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

4.	Certain Restrictions

So long as any of the Exchangeable Shares are outstanding (other than as may be held by Bionik US or any subsidiary), the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 12(2) of these share provisions:

(a)	redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares;

(b)	redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs; or

(c)	issue any Exchangeable Shares or any other shares of the Corporation ranking equally with or superior to the Exchangeable Shares other than by way of stock dividends to the holders of such Exchangeable Shares.

The restrictions in Sections 4(a), (b) and (c) hereof shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared and paid to date on the Bionik US Shares shall have been declared and paid on the Exchangeable Shares.

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5.	Distribution on Liquidation

(1)	In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the exercise by Acquireco or Bionik US of the Liquidation Call Right, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date (the “Liquidation Date”) of such liquidation, dissolution, winding-up or other distribution, before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share (the “Liquidation Amount”) equal to the Current Market Price of an Bionik US Share on the last business day prior to the Liquidation Date plus the Dividend Amount, which shall be satisfied in full by the Corporation delivering or causing to be delivered to such holder one Bionik US Share, plus an amount equal to the Dividend Amount.

(2)	On or promptly after the Liquidation Date, and provided the Liquidation Call Right has not been exercised by Acquireco or Bionik US, the Corporation shall pay or cause to be paid to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the articles of the Corporation and such additional documents, instruments and payments as the Transfer Agent and the Corporation may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Exchangeable Shares. Payment of the Liquidation Amount for such Exchangeable Shares shall be made by transferring or causing to be transferred to each holder the Bionik US Shares to which such holder is entitled and by delivering to such holder, on behalf of the Corporation, Bionik US Shares (which shares shall be fully paid and shall be free and clear of any Lien) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the Dividend Amount, in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom. On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement), other than the right to receive the Liquidation Amount without interest, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the Liquidation Date to transfer or cause to be issued or transferred to, and deposited with, the Agent the Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof, such Liquidation Amount to be held by the Agent as trustee for and on behalf of, and for the use and benefit of, such holders. Upon such deposit being made, the rights of a holder of Exchangeable Shares after such deposit shall be limited to receiving its proportionate part of the Liquidation Amount for such Exchangeable Shares so deposited, without interest, and when received by the Agent, all dividends and other distributions with respect to the Bionik US Shares to which such holder is entitled with a record date after the date of such deposit and before the date of transfer of such Bionik US Shares to such holder (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom) against presentation and surrender of the certificates for the Exchangeable Shares held by them in accordance with the foregoing provisions.

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(3)	After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to Section 5(1) of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

(4)	Acquireco and Bionik US shall each have the overriding right (the “Liquidation Call Right”), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, pursuant to Section 5 of these share provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is Bionik US or a subsidiary of Bionik US) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by the Liquidation Purchaser of an amount per share (the “Liquidation Call Purchase Price”) equal to the Current Market Price of Bionik US Shares on the last business day prior to the Liquidation Date plus the Dividend Amount, which shall be satisfied in full by the Liquidation Purchaser delivering or causing to be delivered to such holder one (1) Bionik US Share plus any Dividend Amount. In the event of the exercise of the Liquidation Call Right by the Liquidation Purchaser, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to the Liquidation Purchaser on the Liquidation Date on payment by the Liquidation Purchaser to the holder of the Liquidation Call Purchase Price for each such share, and the Corporation shall have no obligation to pay any Liquidation Amount or Dividend Amount to the holders of such shares so purchased by the Liquidation Purchaser.

(5)	To exercise the Liquidation Call Right, Acquireco or Bionik US must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and the Corporation of Acquireco’s or Bionik US’s, as the case may be, (such exercising party being referred to in this Section 5 as the “Liquidation Purchaser”) intention to exercise such right at least forty five (45) days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of the Corporation or any other voluntary distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, and at least five (5) business days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of the Corporation or any other involuntary distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not the Liquidation Purchaser has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by the Liquidation Purchaser. If the Liquidation Purchaser exercises the Liquidation Call Right, then on the Liquidation Date, the Liquidation Purchaser will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

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(6)	For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, the Liquidation Purchaser shall deposit or cause to be deposited with the Transfer Agent, on or before the Liquidation Date, the aggregate number of Bionik US Shares which the Liquidation Purchaser shall deliver or cause to be delivered pursuant to Section 5(4) and a cheque or cheques of the Liquidation Purchaser payable at par at any branch of the bankers of the Liquidation Purchaser representing the aggregate Dividend Amount, if any, in payment of the total Liquidation Call Purchase Price, in each case less any amounts withheld pursuant to Section 15(3) of these share provisions. Provided that the Liquidation Purchaser has complied with the immediately preceding sentence, on and after the Liquidation Date the holders of the Exchangeable Shares shall cease to be holders of the Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement), other than the right to receive their proportionate part of the aggregate Liquidation Call Purchase Price without interest, unless payment of the aggregate Liquidation Call Purchase Price for the Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the following provisions of this Section 5(6), in which case the rights of the holders shall remain unaffected until the aggregate Liquidation Call Purchase Price has been paid in the manner herein provided. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and articles of the Corporation and such additional documents, instruments and payments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of the Liquidation Purchaser shall transfer to such holder, the Bionik US Shares to which such holder is entitled and as soon as reasonably practicable thereafter the Transfer Agent shall deliver to such holder written evidence of the book entry issuance in uncertificated form of the Bionik US Shares to which the holder is entitled and a cheque or cheques of the Liquidation Purchaser payable at par at any branch of the bankers of the Liquidation Purchaser representing the Dividend Amount, if any, and when received by the Transfer Agent, all dividends and other distributions with respect to such Bionik US Shares with a record date after the Liquidation Date and before the date of the transfer of such Bionik US Shares to such holder, less any amounts withheld pursuant to Section 15(3) of these share provisions. If the Liquidation Purchaser does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date, the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Liquidation Amount otherwise payable by the Corporation in connection with the liquidation, dissolution or winding-up of the Corporation or any distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs pursuant to Section 5 of these share provisions.

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6.	Retraction of Exchangeable Shares by Holder

(1)	A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by Acquireco or Bionik US of the Retraction Call Right and otherwise upon compliance with, and subject to, the provisions of this Section 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to the Current Market Price of a Bionik US Share on the last business day prior to the Retraction Date plus the Dividend Amount (the “Retraction Price”), which shall be satisfied in full by the Corporation delivering or causing to be delivered to such holder one Bionik US Share for each Exchangeable Share presented and surrendered by the holder together with, on the designated payment date therefor, the Dividend Amount. To effect such redemption, the holder shall present and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the articles of the Corporation and such additional documents, instruments and payments as the Transfer Agent and the Corporation may reasonably require, and together with a duly executed statement (the “Retraction Request”) in the form of Schedule A hereto or in such other form as may be acceptable to the Corporation:

(a)	specifying that the holder desires to have all or any number of whole shares specified therein of the Exchangeable Shares represented by such certificate or certificates (the “Retracted Shares”) redeemed by the Corporation;

(b)	stating the business day on which the holder desires to have the Corporation redeem the Retracted Shares (the “Retraction Date”), provided that the Retraction Date shall be not less than ten (10) business days nor more than fifteen (15) business days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such business day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the fifteenth (15th) business day after the date on which the Retraction Request is received by the Corporation; and

(c)	acknowledging the overriding right (the “Retraction Call Right”) of each of Acquireco and Bionik US to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to the RCR Purchaser in accordance with the Retraction Call Right on the terms and conditions set out in Section 6(3) hereof.

(2)	Provided that the RCR Purchaser has not exercised the Retraction Call Right, upon receipt by the Corporation or the Transfer Agent in the manner specified in Section 6(1) of a certificate or certificates representing the number of Retracted Shares, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6(7), the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall transfer or cause to be issued or transferred to such holder the Bionik US Shares to which such holder is entitled and shall comply with Section 6(4) hereof. If only a part of the Exchangeable Shares represented by any certificate is redeemed (or purchased by the RCR Purchaser pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation. For avoidance of doubt, no holder of Exchangeable Shares shall have any right to require the Corporation redeem (or Acquireco or Bionik US purchase) less than one whole Exchangeable Share.

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(3)	Subject to the provisions of this Section 6, upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify Acquireco and Bionik US thereof and shall provide to Acquireco and Bionik US a copy of the Retraction Request. In order to exercise the Retraction Call Right, Acquireco or Bionik US must notify the Corporation of its determination to do so (the “Acquireco Call Notice”) within ten (10) business days of notification to Acquireco and Bionik US by the Corporation of the receipt by the Corporation of the Retraction Request. If neither Acquireco or Bionik US does so notify the Corporation within such ten (10) business day period, the Corporation will notify the holder as soon as possible thereafter that Acquireco and Bionik US will not exercise the Retraction Call Right. If Acquireco or Bionik US delivers the Acquired Call Notice within such ten (10) business day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6(7), the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Acquireco or Bionik US, as applicable (such party being referred to in this Section 6 as the “RCR Purchaser”) in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and the RCR Purchaser shall purchase from such holder and such holder shall sell to the RCR Purchaser on the Retraction Date the Retracted Shares for a purchase price (the “Purchase Price”) per share equal to the Retraction Price per share. To the extent that the RCR Purchaser pays the Dividend Amount in respect of the Retracted Shares, the Corporation shall no longer be obligated to pay any declared and unpaid dividends on such Retracted Shares. For the purpose of completing a purchase pursuant to the Retraction Call Right, on the Retraction Date, the RCR Purchaser shall transfer or cause to be issued or transferred to the holder of the Retracted Shares the Bionik US Shares to which such holder is entitled. Provided that the RCR Purchaser has complied with the immediately preceding sentence and Section 6(4) hereof, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that the RCR Purchaser does not deliver a Acquired Call Notice within such ten (10) business day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6(7), the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Section 6.

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(4)	The Corporation or the RCR Purchaser, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder written evidence of the book entry issuance in uncertificated form of Bionik US Shares (which shares shall be fully paid and shall be free and clear of any Lien and, if applicable and on or before the payment date therefor, a cheque payable at par at any branch of the bankers of the Corporation or the RCR Purchaser, as applicable, representing the aggregate Dividend Amount, in payment of the Retraction Price or the Purchase Price, as the case may be, in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom, and such delivery of such Bionik US Shares and cheques on behalf of the Corporation or by the RCR Purchaser, as the case may be, or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the Retraction Price or Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheques (plus any tax deducted and withheld therefrom and remitted to the proper tax authority).

(5)	On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof (including any rights under the Voting and Exchange Trust Agreement), other than the right to receive the Retraction Price or Purchase Price, as the case may be, without interest, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the Retraction Price or the Purchase Price, as the case may be, shall not be made as provided in Section 6(4) hereof, in which case the rights of such holder shall remain unaffected until the Retraction Price or the Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the Retraction Price or the Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by Acquireco or Bionik US shall thereafter be a holder of the Bionik US Shares delivered to it.

(6)	Notwithstanding any other provision of this Section 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that neither Acquireco or Bionik US has exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder and the Trustee at least two business days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with Section 6(2) of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 6(2) hereof. If the Corporation would otherwise be obligated to redeem the Retracted Shares pursuant to Section 6(2) of these share provisions but is not obligated to do so as a result of solvency requirements or other provisions of applicable law, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to this Section 6(6) as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to have instructed the Transfer Agent to require Bionik US to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Bionik US to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided for in the Voting and Exchange Trust Agreement.

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(7)	A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the business day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Acquireco and Bionik US shall be deemed to have been revoked.

7.	Redemption of Exchangeable Shares by the Corporation

(1)	Subject to applicable law, and provided neither Acquireco or Bionik US has exercised the Redemption Call Right, the Corporation shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares for an amount per share (the “Redemption Price”) equal to the Current Market Price of a Bionik US Share on the last business day prior to the Redemption Date plus the Dividend Amount, which shall be satisfied in full by the Corporation causing to be delivered to each holder of Exchangeable Shares one Bionik US Share for each Exchangeable Share held by such holder, together with an amount equal to the Dividend Amount.

(2)	In any case of a redemption of Exchangeable Shares under this Section 7, the Corporation shall, at least sixty (60) days before the Redemption Date (other than a Redemption Date established in connection with a Bionik US Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event), send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation or the purchase by Acquireco or Bionik US under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. In the case of a Redemption Date established in connection with a Bionik US Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event, the written notice of the redemption by the Corporation or the purchase by Acquireco or Bionik US under the Redemption Call Right will be sent on or before the Redemption Date, on as many days prior written notice as may be determined by the Board of Directors to be reasonably practicable in the circumstances. In any such case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right.

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(3)	On or after the Redemption Date and provided that the Redemption Call Right has not been exercised by Acquireco or Bionik US, the Corporation shall pay or cause to be paid to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share, upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the articles of the Corporation and such additional documents, instruments and payments as the Transfer Agent and the Corporation may reasonably require. Payment of the Redemption Price for such Exchangeable Shares shall be made by transferring or causing to be issued or transferred to each holder the Bionik US Shares to which such holder is entitled and by delivering to such holder, on behalf of the Corporation, written evidence of the book entry issuance in uncertificated form of Bionik US Shares (which shares shall be fully paid and shall be free and clear of any Lien) and, if applicable, a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in payment of the Dividend Amount, in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom. On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement), other than the right to receive the Redemption Price without interest, unless payment of the Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Redemption Price has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to transfer or cause to be issued or transferred to, and deposited with, the Agent named in such notice the Redemption Price for the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, less any amounts withheld on account of tax required to be deducted and withheld therefrom, such aggregate Redemption Price to be held by the Agent as trustee for and on behalf of, and for the use and benefit of, such holders. Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the aggregate Redemption Price for such Exchangeable Shares, without interest, and when received by the Agent, all dividends and other distributions with respect to the Bionik US Shares to which such holder is entitled with a record date after the later of the date of such deposit and the Redemption Date and before the date of transfer of such Bionik US Shares to such holder (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom), against presentation and surrender of the certificates for the Exchangeable Shares held by them in accordance with the foregoing provisions.

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(4)	In addition to any other right of Acquireco and Bionik US under these share provisions, each of Acquireco and Bionik US shall have the overriding right (the “Redemption Call Right”), notwithstanding the proposed redemption of the Exchangeable Shares by the Corporation pursuant to Section 7 of these share provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is Bionik US or a subsidiary of Bionik US) on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by the Redemption Purchaser to each holder of an amount per Exchangeable Share (the “Redemption Call Purchase Price”) equal to the Current Market Price of a Bionik US Share on the last business day prior to the Redemption Date plus the Dividend Amount, which shall be satisfied in full by the Redemption Purchaser delivering or causing to be delivered to such holder one (1) Bionik US Share plus any Dividend Amount. In the event of the exercise of the Redemption Call Right by the Redemption Purchaser, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to the Redemption Purchaser on the Redemption Date on payment by the Redemption Purchaser to the holder of the Redemption Call Purchase Price for each such share, and the Corporation shall have no obligation to redeem, or to pay any Dividend Amount in respect of, such shares so purchased by the Redemption Purchaser.

(5)	To exercise the Redemption Call Right, Acquireco or Bionik US, as applicable must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and the Corporation of Acquireco’s or Bionik US’s, as applicable, (such exercising party being referred to in this Section 7 as the “Redemption Purchaser”) intention to exercise such right at least sixty (60) days before the Redemption Date, except in the case of a redemption occurring as a result of a Bionik US Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event, in which case the Redemption Purchaser shall so notify the Transfer Agent and the Corporation on or before the Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not the Redemption Purchaser has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by the Redemption Purchaser. If the Redemption Purchaser exercises the Redemption Call Right, on the Redemption Date the Redemption Purchaser will purchase and the holders of Exchangeable Shares will sell to the Redemption Purchaser all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

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(6)	For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, the Redemption Purchaser shall deposit or cause to be deposited with the Transfer Agent, on or before the Redemption Date, the aggregate number of Bionik US Shares which the Redemption Purchaser shall deliver or cause to be delivered pursuant to Section 7(4) and a cheque or cheques of the Redemption Purchaser payable at par at any branch of the bankers of the Redemption Purchaser representing the aggregate Dividend Amount, if any, in payment of the aggregate Redemption Call Purchase Price, in each case less any amounts withheld pursuant to Section 15(3) of these share provisions. Provided that the Redemption Purchaser has complied with the immediately preceding sentence, on and after the Redemption Date the holders of the Exchangeable Shares shall cease to be holders of the Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement), other than the right to receive their proportionate part of the aggregate Redemption Call Purchase Price without interest, unless payment of the aggregate Redemption Call Purchase Price for the Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the following provisions of this Section 7(6), in which case the rights of the holders shall remain unaffected until the aggregate Redemption Call Purchase Price has been paid in the manner herein provided. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and articles of the Corporation and such additional documents, instruments and payments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of the Redemption Purchaser shall transfer to such holder, the Bionik US Shares to which such holder is entitled and as soon as reasonably practicable thereafter the Transfer Agent shall deliver to such holder of the Bionik US Shares to which the holder is entitled and a cheque or cheques of the Redemption Purchaser payable at par at any branch of the bankers of the Redemption Purchaser representing the Dividend Amount, if any, and when received by the Transfer Agent, all dividends and other distributions with respect to such Bionik US Shares with a record date after the Redemption Date and before the date of the transfer of such Bionik US Shares to such holder, less any amounts withheld pursuant to Section 15(3) of these share provisions. If neither Acquireco or Bionik US exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Redemption Price otherwise payable by the Corporation in connection with the redemption of the Exchangeable Shares pursuant to Section 7 of these share provisions.

8.	Purchase for Cancellation

Subject to applicable law, the Corporation may at any time and from time to time purchase for cancellation all or any part of the Exchangeable Shares.

9.	Change of Law Call Right

(1)	Each of Bionik US and Acquireco shall have the overriding right (the “Change of Law Call Right”), in the event of a Change of Law, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is a subsidiary of Bionik US) all but not less than all of the Exchangeable Shares held by each such holder upon payment by the CLC Purchaser of an amount per share (the “Change of Law Call Purchase Price”) equal to the Current Market Price of Bionik US Shares on the last business day prior to the Change of Law Call Date plus the Dividend Amount, which shall be satisfied in full by the CLC Purchaser delivering or causing to be delivered to such holder one Bionik US Share plus any Dividend Amount. In the event of the exercise of the Change of Law Call Right by the CLC Purchaser, each holder of Exchangeable Shares shall be obligated to sell all the Exchangeable Shares held by such holder to the CLC Purchaser on the Change of Law Call Date upon payment by the CLC Purchaser to such holder of the Change of Law Call Purchase Price for each such Exchangeable Share.

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(2)	To exercise the Change of Law Call Right, Bionik US or Acquireco must notify the Transfer Agent of its intention to exercise such right at least forty five (45) days before the date on which Bionik US or Acquireco, as applicable (such party being referred to in this Section 9 as the “CLC Purchaser”) intends to acquire the Exchangeable Shares (the “Change of Law Call Date”). If the CLC Purchaser exercises the Change of Law Call Right, then, on the Change of Law Call Date, the CLC Purchaser will purchase and the holders of Exchangeable Shares will sell to the CLC Purchaser all of the Exchangeable Shares then outstanding for a price per share equal to the Change of Law Call Purchase Price.

(3)	For the purposes of completing the purchase of the Exchangeable Shares pursuant to the exercise of the Change of Law Call Right, the CLC Purchaser shall deposit or cause to be deposited with the Transfer Agent, on or before the Change of Law Call Date, the aggregate number of Bionik US Shares which the CLC Purchaser shall deliver or cause to be delivered pursuant to Section 9(1) and a cheque or cheques of the CLC Purchaser payable at par at any branch of the bankers of the CLC Purchaser representing the aggregate Dividend Amount, if any, in payment of the aggregate Change of Law Call Purchase Price, in each case less any amounts withheld pursuant to Section 15(3) of these share provisions. Provided that the CLC Purchaser has complied with the immediately preceding sentence, on and after the Change of Law Call Date the holders of the Exchangeable Shares shall cease to be holders of the Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement), other than the right to receive their proportionate part of the total Change of Law Purchase Price payable by the CLC Purchaser without interest, upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Change of Law Call Date be considered and deemed for all purposes to be the holder of Bionik US Shares to which such holder is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and articles of the Corporation and such additional documents, instruments and payments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of the CLC Purchaser shall transfer to such holder, the Bionik US Shares to which such holder is entitled and as soon as reasonably practicable thereafter the Transfer Agent shall deliver to such holder written evidence of the book entry issuance in uncertificated form of the Bionik US Shares to which the holder is entitled and a cheque or cheques of the CLC Purchaser payable at par at any branch of the bankers of the CLC Purchaser representing the Dividend Amount, if any, and when received by the Transfer Agent, all dividends and other distributions with respect to such Bionik US Shares with a record date after the Redemption Date and before the date of the transfer of such Bionik US Shares to such holder, less any amounts withheld pursuant to Section 15(3) of these share provisions.

10.	Voting Rights

Except as required by applicable law, with respect to an Exchangeable Share Voting Event and by Section 13 hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting. Without limiting the generality of the foregoing, the holders of the Exchangeable Shares shall not have class votes except as required by applicable law.

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11.	Specified Amount

The amount specified in respect of each Exchangeable Share for the purposes of subsection 191(4) of the ITA shall be an amount equal to $1.00.

12.	Amendment and Approval

(1)	The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

(2)	Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares in accordance with applicable law shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law, subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least thirty percent (30%) of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least thirty percent (30%) of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five (5) days thereafter and to such time and place as may be designated by the Chair of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

13.	Reciprocal Changes, etc. in Respect of Bionik US Shares

(1)	Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that so long as any Exchangeable Shares not owned by Bionik US or its subsidiaries are outstanding, Bionik US will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 12(2) of these share provisions:

(a)	issue or distribute Bionik US Shares (or securities exchangeable for or convertible into or carrying rights to acquire Bionik US Shares) to the holders of all or substantially all of the then outstanding Bionik US Shares by way of stock dividend or other distribution, other than an issue of Bionik US Shares (or securities exchangeable for or convertible into or carrying rights to acquire Bionik US Shares) to holders of Bionik US Shares (i) who exercise an option to receive dividends in Bionik US Shares (or securities exchangeable for or convertible into or carrying rights to acquire Bionik US Shares) in lieu of receiving cash dividends, or (ii) pursuant to any dividend reinvestment plan or similar arrangement;

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(b)	issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Bionik US Shares entitling them to subscribe for or to purchase Bionik US Shares (or securities exchangeable for or convertible into or carrying rights to acquire Bionik US Shares); or

(c)	issue or distribute to the holders of all or substantially all of the then outstanding Bionik US Shares:

(i)	shares or securities (including evidence of indebtedness) of Bionik US of any class (other than Bionik US Shares or securities convertible into or exchangeable for or carrying rights to acquire Bionik US Shares); or

(ii)	rights, options or warrants other than those referred to in Section 13(1)(b) above; or

(iii)	assets of Bionik US or any direct or indirect subsidiary of Bionik US,

unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares and at least ten (10) days prior written notice thereof is given to the holders of Exchangeable Shares; provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed or that may be issued or distributed by Bionik US in order to give effect to and to consummate, in furtherance of or otherwise in connection with the transactions contemplated by, and in accordance with, the Unit Offering and the securities issued thereunder.

(2)	Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that so long as any Exchangeable Shares not owned by Bionik US or its subsidiaries are outstanding, Bionik US will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 12(2) of these share provisions:

(a)	subdivide, redivide or change the then outstanding Bionik US Shares into a greater number of Bionik US Shares; or

(b)	reduce, combine, consolidate or change the then outstanding Bionik US Shares into a lesser number of Bionik US Shares; or

(c)	reclassify or otherwise change the Bionik US Shares or effect a sale of all or substantially all of the assets of Bionik US (on a consolidated basis) or effect an amalgamation, merger, arrangement, reorganization or other transaction affecting the Bionik US Shares,

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unless the same or an economically equivalent change shall (subject to the receipt of all required approvals) simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares and at least ten (10) days prior written notice is given to the holders of Exchangeable Shares. The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 12(2) of these share provisions.

(3)	Notwithstanding the foregoing provisions of this Section 13, in the event of a Bionik US Control Transaction:

(a)	in which Bionik US merges or amalgamates with, or in which all or substantially all of the then outstanding Bionik US Shares are acquired by, one or more other corporations or other legal entities to which Bionik US is, immediately before such merger, amalgamation or acquisition, related within the meaning of the ITA (otherwise than virtue of a right referred to in paragraph 251(5)(b) thereof);

(b)	which does not result in an acceleration of the Redemption Date in accordance with paragraph (b) of the definition of such term in Section 0 of these share provisions; and

(c)	in which all or substantially all of the then outstanding Bionik US Shares are converted into or exchanged for shares or rights to receive such shares (the “Other Shares”) of another corporation or other legal entity (the “Other Corporation”) that, immediately after such Bionik US Control Transaction, owns or controls, directly or indirectly, Bionik US;

then all references herein to “Bionik US” shall thereafter be and be deemed to be references to “Other Corporation” and all references herein to “Bionik US Shares” shall thereafter be and be deemed to be references to “Other Shares” (with appropriate adjustments, if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of shares pursuant to these share provisions or exchange of shares pursuant to the Voting and Exchange Trust Agreement immediately subsequent to the Bionik US Control Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, option or retraction of such shares pursuant to these share provisions or exchange of such shares pursuant to the Voting and Exchange Trust Agreement had occurred immediately prior to the Bionik US Control Transaction and the Bionik US Control Transaction was completed) without any need to amend the terms and conditions of the Exchangeable Shares and without any further action required.

14.	Actions by the Corporation under Support Agreement

(1)	The Corporation will take all such actions and do all such things as shall be necessary to perform and comply with and to ensure performance and compliance by Bionik US, Acquireco and the Corporation with all provisions of the Support Agreement applicable to Bionik US, Acquireco and the Corporation, respectively, in accordance with the terms thereof including taking all such actions and doing all such things as shall be necessary to enforce for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant to such agreement.

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(2)	The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with Section 12(2) of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

(a)	adding to the covenants of the other parties to such agreement for the protection of the Corporation or the holders of the Exchangeable Shares thereunder;

(b)	making such amendments or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such amendments and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

(c)	making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares.

15.	Legend; Call Rights; Withholding Rights

(1)	The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the provisions of these share provisions relating to the Liquidation Call Right, the Redemption Call Right and the Change of Law Call Right, the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights and automatic exchange thereunder) and the Retraction Call Right.

(2)	Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right, the Redemption Call Right, and the Change of Law Call Right in each case in favour of Acquireco and Bionik US, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, or the retraction or redemption of Exchangeable Shares or a Change of Law, as the case may be, and to be bound thereby in favour of Acquireco and Bionik US as herein provided.

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(3)	The Corporation, Acquireco, Bionik US and the Transfer Agent shall be entitled to deduct and withhold from any dividend, distribution or consideration otherwise payable to any holder of Exchangeable Shares such amounts as the Corporation, Acquireco, Bionik US or the Transfer Agent is required to deduct and withhold with respect to such payment under the ITA or United States tax laws or any provision of provincial, territorial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the Exchangeable Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing Agency. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the Corporation, Acquireco, Bionik US and the Transfer Agent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Corporation, Acquireco, Bionik US or the Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and the Corporation, Acquireco, Bionik US or the Transfer Agent shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

(4)	The Corporation accepts the benefit of the Liquidation Call Right, the Retraction Call Right, the Redemption Call Right and the Change of Law Call Right as trustee and agent for and on behalf of Acquireco and Bionik US, respectively. The Corporation may enforce the benefit of the Liquidation Call Right, the Retraction Call Right, the Redemption Call Right and the Change of Control Call Right for and on behalf of Acquireco and Bionik US, as applicable, as the Board of Directors determines is necessary or desirable.

16.	Notices

(1)	Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by first class mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the Secretary of the Corporation. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

(2)	Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by first class mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case, addressed to the attention of the Secretary of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by first class mail (postage prepaid) shall be at the sole risk of the holder mailing the same.

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(3)	Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by first class mail (postage prepaid) or by delivery to the address of the holder recorded in the register of shareholders of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third business day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

(4)	In the event of any interruption of mail service immediately prior to a scheduled mailing or in the period following a mailing during which delivery normally would be expected to occur, the Corporation shall make reasonable efforts to disseminate any notice by other means, such as publication. Except as otherwise required or permitted by law, if post offices in Canada are not open for the deposit of mail, any notice which the Corporation or the Transfer Agent may give or cause to be given hereunder will be deemed to have been properly given and to have been received by holders of Exchangeable Shares if it is published once in the national edition of The Globe and Mail, provided that if the national edition of The Globe and Mail is not being generally circulated, publication thereof will be made in the National Post or any other daily newspaper of general circulation published in the City of Toronto.

Notwithstanding any other provisions of these share provisions, notices, other communications and deliveries need not be mailed if the Corporation determines that delivery thereof by mail may be delayed. Persons entitled to any deliveries (including certificates and cheques) which are not mailed for the foregoing reason may take delivery thereof at the office of the Transfer Agent to which the deliveries were made, upon application to the Transfer Agent, until such time as the Corporation has determined that delivery by mail will no longer be delayed. The Corporation will provide notice of any such determination not to mail made hereunder as soon as reasonably practicable after the making of such determination and in accordance with this Section 16(4). Such deliveries in such circumstances will constitute delivery to the persons entitled thereto.

17.	Disclosure of Interests in Exchangeable Shares

The Corporation shall be entitled to require any holder of an Exchangeable Share or any person who the Corporation knows or has reasonable cause to believe holds any interest whatsoever in an Exchangeable Share to confirm that fact or to give such details as to whom has an interest in such Exchangeable Share as would be required (if the Exchangeable Shares were a class of “equity shares” of the Corporation) under Section 102.1 of the Securities Act or as would be required under the articles of Bionik US or any laws or regulations, or pursuant to the rules or regulations of any regulatory Agency, if the Exchangeable Shares were Bionik US Shares.

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18.	No Fractional Shares

A holder of Exchangeable Shares shall not be entitled to any fraction of a Bionik US Share upon the exchange or purchase of such holder’s Exchangeable Shares pursuant to Sections 5, 6, 7, 8 or 9 and no certificates representing any such fractional interest shall be issued and such holder otherwise entitled to a fractional interest will receive for such fractional interest from the Corporation, Acquireco or Bionik US as the case may be on the designated payment date a cash payment equal to such fractional interest multiplied by the Current Market Price.

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